CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated February 21, 2008 accompanying the financial statements of Van Kampen Unit Trusts, Taxable Income Series 105 as of October 31, 2007 and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                       GRANT THORNTON LLP


New York, New York
February 21, 2008